Exhibit 99.1

CDTi Advanced Materials, Inc. Reports First Quarter 2018 Financial Results

Oxnard, California — May 14, 2018 — CDTi Advanced Materials, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced catalyst materials technology, reported its financial results for the first quarter ended March 31, 2018.

Matthew Beale, CDTi’s CEO, stated, “In the first quarter of 2018, we achieved 35% gross margin, more than double that obtained in the first quarter of 2017. In addition, we reduced our operating expenses by 45% and created the path to profitability as our advanced materials business gains traction. These achievements were enabled by the successful execution of our 2017 business realignment strategy.

“We expect to make tangible progress in both vehicle applications and fundamental catalyst design projects with OEMs and other partners during the balance of 2018. In addition, this year we expect to complete partnerships that will provide for local production of our materials in China and India. We believe that continued progress with catalyst coaters in India and China will lead to direct relationships with OEMs as they become confident of the adoption of our novel technology in the market.

“We also realigned our Board of Directors with the nomination of two seasoned executives who will bring significant business acumen in international markets, including China and India, to support the execution of our long-term growth strategy.”

Financial Highlights: First Quarter 2018 compared to First Quarter 2017

•                  Total revenue was $4.9 million, compared to $8.2 million.

•            Coated catalyst revenue was $2.7 million, compared to $4.7 million. The first quarter 2018 is the last quarter in which CDTi will generate revenue from shipments to Honda.

•            Emissions control systems revenue was $1.8 million, compared to $3.3 million.

•            Technology and advanced materials revenue was $0.4 million, compared to $0.2 million.

•                  Gross margin was 35%, compared to 17%, primarily due to product mix which reflected the sale of the company’s 2017 DuraFit product line and final shipments to Honda.

•                  Total operating expenses in the first quarter of 2018 were $2.2 million, compared to $3.8 million in the first quarter of 2017 due to decreases in sales and support staff resulting from the sale of the company’s DuraFit product line and the completion of its Honda production.

•                  Net loss was $0.3 million, or $0.02 per share, compared to a net loss of $3.1 million, or $0.20 per share in the first quarter of 2017.

•                  Cash at March 31, 2018, was $2.1 million, compared to $2.8 million at December 31, 2017.

Company Outlook

The company currently expects 2018 revenue of approximately $12 million. With the implementation of local production capabilities in China and India the company believes that a growing pipeline of customers will begin to generate material revenue beginning in 2018 and accelerating into 2019.

In addition to materials applications generating revenue in 2018, the company expects that its materials technology will be selected by at least one global OEM for inclusion in next generation exhaust systems and that CDTi will have established at least one partnership for deployment of its Spinel™ technology in fuel cell and advanced battery applications during the year.

Conference Call and Webcast Information

CDTi will host a conference call and live webcast beginning at 2:00 p.m. Pacific Time today, May 14th, to discuss its financial results and its business outlook. This conference call will contain forward-looking information. To participate in the conference call, please dial +1 (877) 303-9240 and international participants should dial +1 (760) 666-3571. The conference code is 7419489. The conference call will be webcast live on the CDTi website at www.cdti.com under the “Investor Relations” section. To listen to the live webcast, participants should visit the site at least 15 minutes prior to the conference to download any required streaming media software. An archived recording of the conference call will be available on the CDTi website for 30 days. You may also access a telephone replay for two business days following the conclusion of the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 if dialing in internationally. The passcode is 7419489.

About CDTi Advanced Materials

CDTi Advanced Materials, Inc. (NASDAQ: CDTI) develops advanced materials technology for the emissions control and other catalysis markets. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions from on- and off-road combustion engine systems at significantly lower cost. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) approach delivers those technologies to customers in a ready to use powder form. Key technology platforms include Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the acceleration of the Company’s business transformation into an advanced materials company, global trends in the automotive and heavy duty diesel markets, the Company’s future financial performance, and the performance of the Company’s technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to

(i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property; (j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l)  obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals;  (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Moriah Shilton or Kirsten Chapman

LHA Investor Relations

+1 415 433 3777

cdti@lhai.com

[Tables to follow]

CDTi ADVANCED MATERIALS, INC.

Condensed Consolidated Balance Sheet

(in thousands, except share and per share amounts)

(unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$2,128	$2,807
Accounts receivable, net	2,992	2,097
Inventories	1,840	2,647
Prepaid expenses and other current assets	1,108	667
Total current assets	8,068	8,218
Property and equipment, net	676	714
Intangible assets, net	1,010	1,051
Deferred tax assets	644	644
Other assets	188	187
Total assets	$10,586	$10,814
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,465	$2,059
Accrued expenses and other current liabilities	2,958	3,585
Income taxes payable	796	789
Total current liabilities	6,219	6,433
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share: authorized 100,000; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share: authorized 50,000,000; issued and outstanding 15,803,736 shares at March 31, 2018 and December 31, 2017, respectively	158	158
Additional paid-in capital	238,556	238,455
Accumulated other comprehensive loss	(5,706)	(5,886)
Accumulated deficit	(228,641)	(228,346)
Total stockholders’ equity	4,367	4,381
Total liabilities and stockholders’ equity	$10,586	$10,814

CDTi ADVANCED MATERIALS, INC.

Condensed Consolidated Statement of Operations

(in thousands, except percentage and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2018	% of Revenues	2017	% of Revenues

Coated catalysts	$2,716	55%	$4,669	57%
Emission control systems	1,786	37%	3,342	41%
Technology and advanced materials	410	8%	203	2%
Revenues	$4,912	100%	$8,214	100%
Gross profit	1,718		1,434
Operating expenses:
Research and development	757		1,069
Selling, general and administrative	1,453		2,726
Total operating expenses	2,210		3,795
Loss from operations	(492)		(2,361)
Other income (expense):
Interest expense, net	—		(103)
Loss on extinguishment of debt	—		(194)
Gain (loss) on change in fair value of liability-classified warrants	364		(338)
Other expense, net	(130)		(101)
Total other income (expense)	234		(736)
Loss before income taxes	(258)		(3,097)
Income tax expense (benefit)	37		(1)
Net loss	$(295)		$(3,096)
Basic and diluted net loss per common share:
Net loss	$(0.02)		$(0.20)
Weighted average shares outstanding — basic and diluted	15,804		15,703